
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Realty Fund 5 Financial Statements for the six months ended June 30, 1999 and is qualified in its entirety by reference to such financial statments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               JUN-30-1999
<CASH>                                       3,901,438
<SECURITIES>                                         0
<RECEIVABLES>                                   73,197<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                              2,784485
<PP&E>                                      75,005,709<F2>
<DEPRECIATION>                            (47,090,558)<F3>
<TOTAL-ASSETS>                              34,674,271
<CURRENT-LIABILITIES>                        3,927,620
<BONDS>                                     41,539,287<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                  (10,792,636)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                34,674,271
<SALES>                                              0
<TOTAL-REVENUES>                             7,787,423<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,373,817<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,485,151
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   928,455<F8>
<EPS-BASIC>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables grouped in "prepaid expenses and other assets"
on the Balance Sheet.
<F2>Multi-family complexes of $74,440,337 and deferred expenses of $565,372.
<F3>Accumulated depreciation of $46,990,498 and accumulated amortization of deferred expenses of $100,060.
<F4>Represents mortgage notes payable.
<F5>Represents total deficit of the General Partners and Limited Partners of
($411,950) and ($10,380,686), respectively.
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $2,513,108, real estate taxes of $1,145,681 and depreciation and amortization of $1,715,028.
<F8>Net income allocated $9,285 to the General Partners and $919,170 to the
Limited Partners. Average net income per Unit of Limited Partners interest is $24.53 on 35,200 Units outstanding.

